UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PACIFIC CITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

California	20-8856755
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3701 Wilshire Boulevard, Suite 900 Los Angeles, California	90010
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) or (e), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-226208

Securities to be registered pursuant to Section 12(g) of the Act:

None

ITEM 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock, no par value per share, of Pacific City Financial Corporation (the “Registrant”) set forth under the heading “Description of Capital Stock” in the prospectus that constitutes a part of the Registration Statement on Form S-1 (File No. 333-226208) initially filed publicly by the Registrant with the Securities and Exchange Commission on July 17, 2018, as subsequently amended from time to time thereafter, including any form of prospectus contained therein or subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated by reference herein modifies or supersedes such previous statement.

ITEM 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 7, 2018.

PACIFIC CITY FINANCIAL CORPORATION

By:	/s/ Henry Kim
Henry Kim, Chief Executive Officer and President

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